First Citizens Bank.

NEWS RELEASE

Contact: Deanna Hart, Investor Relations, 919-716-2137
Angela English, Corporate Communications, 803-931-1854

Oct. 16, 2025

FIRST CITIZENS BANK CONTINUES NATIONAL EXPANSION, AGREES TO ACQUIRE SELECT BRANCHES FROM BMO BANK N.A.

Additional 138 branches in 11 states accelerate expansion into new markets across the U.S.

RALEIGH, N.C. – First-Citizens Bank & Trust Company ("First Citizens Bank"), the wholly owned banking subsidiary of First Citizens BancShares, Inc. ("BancShares") (Nasdaq: FCNCA), announced today that it entered into an agreement to acquire 138 branches in the Midwest, Great Plains and West regions of the U.S. from BMO Bank N.A. ("BMO Bank"). The branches are located in North Dakota, South Dakota, Wyoming, Nebraska, Kansas, Missouri, Oklahoma and Idaho, as well as select branches in western Minnesota, one branch in eastern Oregon, and one branch in southern Illinois. In connection with the purchase, First Citizens Bank will assume approximately $5.7 billion in deposit liabilities and acquire approximately $1.1 billion in loans, and welcomes the opportunity to work with new associates and clients in the regions.

First Citizens Bank Chairman and CEO Frank B. Holding, Jr. said: "We are enthusiastic about this opportunity to expand into new markets and offer our client-centered approach in even more regions. This deposit franchise is solid, and we look forward to serving individuals and business clients in these areas. Additionally, the net deposit position is expected to enable us to further enhance our liquidity position and provide additional flexibility to support our strategic initiatives."

"We look forward to welcoming new associates and clients as we continue to grow our branch network," said Hope Holding Bryant, Vice Chairwoman and Head of First Citizens' General Bank. "Today's announcement underscores our commitment to bringing high-touch service, banking products and deep sector expertise to clients and communities nationwide. Together with our new associates, we will remain dedicated to our clients, associates and communities in which we serve."

First Citizens Bank offers an array of general banking services including a network of branches and offices nationwide; commercial banking expertise delivering best-in-class lending and sector expertise, leasing and other financial services; innovation banking serving businesses at every stage; and a nationwide direct bank for personal savings.

Until the transaction closes, BMO Bank customers should continue to bank as they normally do, using their existing checks, cards, branches and online account access. For more information about First Citizens Bank, visit firstcitizens.com.

TRANSACTION TERMS

Under the terms of the agreement, First Citizens Bank will purchase the branches in North Dakota, South Dakota, Wyoming, Nebraska, Kansas, Missouri, Oklahoma and Idaho, as well as select branches in western Minnesota, one branch in eastern Oregon and one branch in southern Illinois. First Citizens Bank expects the transaction to close mid-2026, subject to customary closing terms and conditions and regulatory approvals.

ADVISORS

Arnold & Porter Kaye Scholer LLP and Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. are serving as legal advisors to First Citizens Bank.

In connection with the transaction, BMO Capital Markets and Piper Sandler & Co. are serving as financial advisors to BMO Bank. Godfrey & Kahn, S.C. is serving as legal advisor to BMO Bank.

ADDITIONAL INFORMATION

A presentation providing additional information on the transaction is available at https://ir.firstcitizens.com/news-and-events/events-and-presentations/default.aspx.

ABOUT FIRST CITIZENS BANK

First Citizens Bank helps personal, business, commercial and wealth clients build financial strength that lasts. Headquartered in Raleigh, N.C., First Citizens has built a unique legacy of strength, stability and long-term thinking that has spanned generations. First Citizens offers an array of general banking services including a network of branches and offices nationwide; commercial banking expertise delivering best-in-class lending, leasing and other financial services coast to coast; innovation banking serving businesses at every stage; and a nationwide direct bank. Parent company First Citizens BancShares, Inc. (NASDAQ: FCNCA) is a top 20 U.S. financial institution with more than $200 billion in assets and a member of the Fortune 500™. Discover more at firstcitizens.com.

FORWARD-LOOKING STATEMENTS

This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and future performance of BancShares and First Citizens Bank. Words such as "anticipates," "believes," "estimates," "expects," "predicts," "forecasts," "intends," "plans," "projects," "targets," "designed," "could," "may," "should," "will," "potential," "continue," "aims" or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BancShares' current expectations and assumptions regarding BancShares' business, the economy, and other future conditions.

Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Many possible events or factors could affect BancShares' future financial results and performance and could cause the actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, (i) the failure of the parties to satisfy the closing conditions in the branch sale agreement by and between First Citizens Bank and BMO Bank in a timely manner or at all; (ii) failure to obtain governmental approvals for the acquisition of the branches; (iii) disruptions to the parties' businesses as a result of the announcement and pendency of the branch acquisitions; (iv) costs or difficulties related to the integration of the business of the acquired branches following the closing of the transaction; (v) the risk that the anticipated benefits, cost savings and any other savings from the transaction may not be fully realized or may take longer than expected to realize; and (vi) risks generally associated with acquisitions of this nature, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations.

Except to the extent required by applicable laws or regulations, BancShares disclaims any obligation to update forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Additional factors which could affect the forward-looking statements can be found in BancShares' Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and its other filings with the Securities and Exchange Commission.

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